                                                                      EXHIBIT 12

           CALCULATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDENDS-CONSOLIDATED


                                                                                  YEARS ENDED DECEMBER 31,
                                                            ------------------------------------------------------------------
                                                               1992          1993          1994          1995          1996
                                                            ----------    ----------    ----------    ----------    ----------
EXCLUDING INTEREST ON DEPOSITS
Fixed Charges and Preferred Stock Dividends:
   Interest on long-term debt and short-term
      borrowings                                            $  513,322    $  467,841    $  499,065    $  489,697    $  588,693
   One-third of rent expense                                    10,252        10,859        14,412        13,651        14,495
   Preferred stock dividends*                                   38,037        42,623        49,895        50,203        44,440
                                                            ----------    ----------    ----------    ----------    ----------

       Total fixed charges and preferred stock dividends    $  561,611    $  521,323    $  563,372    $  553,551    $  647,628
                                                            ==========    ==========    ==========    ==========    ==========


Earnings:
   Income before income taxes                               $  347,269    $  451,358    $  492,366    $  398,115    $  590,546
   Fixed charges                                               523,574       478,700       513,477       503,348       603,188
                                                            ----------    ----------    ----------    ----------    ----------
        Total earnings                                      $  870,843    $  930,058    $1,005,843    $  901,463    $1,193,734
                                                            ==========    ==========    ==========    ==========    ==========

Ratio of earnings to combined fixed charges and
preferred stock dividends excluding interest on deposits         1.55x         1.78x         1.79x         1.63x         1.84x
                                                            ----------    ----------    ----------    ----------    ----------

INCLUDING INTEREST ON DEPOSITS
Fixed Charges and Preferred Stock Dividends:
   Interest on long-term debt, short-term
      borrowings and deposits                               $1,318,228    $1,157,075    $1,326,855    $1,627,772    $1,870,898
   One-third of rent expense                                    10,252        10,859        14,412        13,651        14,495
   Preferred stock dividends*                                   38,037        42,623        49,895        50,203        44,440
                                                            ----------    ----------    ----------    ----------    ----------
       Total fixed charges and preferred stock dividends    $1,366,517    $1,210,557    $1,391,162    $1,691,626    $1,929,833
                                                            ==========    ==========    ==========    ==========    ==========

Earnings:
   Income before income taxes                               $  347,269    $  451,358    $  492,366    $  398,115    $  590,546
   Fixed charges                                             1,328,480     1,167,934     1,341,267     1,641,423     1,885,393
                                                            ----------    ----------    ----------    ----------    ----------

      Total earnings                                        $1,675,749    $1,619,292    $1,833,633    $2,039,538    $2,475,939
                                                            ==========    ==========    ==========    ==========    ==========

Ratio of earnings to fixed charges and preferred stock
  dividends including interest on deposits                       1.23x         1.34x         1.32x         1.21x         1.28x
                                                            ----------    ----------    ----------    ----------    ----------

                                                                SIX MONTHS ENDED
                                                                     JUNE 30,
                                                            ------------------------
                                                               1996          1997
                                                            ----------    ----------
EXCLUDING INTEREST ON DEPOSITS
Fixed Charges and Preferred Stock Dividends:
   Interest on long-term debt and short-term
      borrowings                                            $  276,206    $  343,159
   One-third of rent expense                                     7,285         7,011
   Preferred stock dividends*                                   22,608        16,982
                                                            ----------    ----------

       Total fixed charges and preferred stock dividends    $  306,099    $  367,152
                                                            ==========    ==========


Earnings:
   Income before income taxes                               $  293,214    $  319,567
   Fixed charges                                               283,491       350,170
                                                            ----------    ----------
        Total earnings                                      $  576,705    $  669,737
                                                            ==========    ==========

Ratio of earnings to combined fixed charges and
preferred stock dividends excluding interest on deposits         1.88x         1.82x
                                                            ----------    ----------

INCLUDING INTEREST ON DEPOSITS
Fixed Charges and Preferred Stock Dividends:
   Interest on long-term debt, short-term
      borrowings and deposits                               $  906,614    $1,042,609
   One-third of rent expense                                     7,285         7,011
   Preferred stock dividends*                                   22,608        16,982
                                                            ----------    ----------
       Total fixed charges and preferred stock dividends    $  936,507    $1,066,602
                                                            ==========    ==========

Earnings:
   Income before income taxes                               $  293,214    $  319,567
   Fixed charges                                               913,899     1,049,620
                                                            ----------    ----------

      Total earnings                                        $1,207,113    $1,369,187
                                                            ==========    ==========

Ratio of earnings to fixed charges and preferred stock
  dividends including interest on deposits                       1.29x         1.28x
                                                            ----------    ----------

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      *For the purpose of computing the ratios of earnings to combined fixed charges and preferred stock dividends, the pre-tax equivalent of the preferred stock dividends is calculated by multiplying the preferred stock dividends by the ratio that pre-tax income bears to after-tax income.